Exhibit 99.1

 SPECIAL MEETING OF STOCKHOLDERS OF

INTERNET PATENTS CORPORATION

[     ], 2015

GO GREEN

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Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

00000000000000000000 0	00000

The Board of Directors recommends a Vote "FOR" proposals 1 and 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN

1.      Approval of the Merger and the issuance of IPC Common Stock. Proposal that the merger of Strategic Concepts Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Internet Patents Corporation (“IPC”), with and into Prism Technologies, LLC (“Prism”), with Prism surviving as a wholly owned subsidiary of IPC, and the issuance of common stock of IPC be approved, in each case pursuant to the  Agreement and Plan of Merger, dated November 11, 2014, by and among Prism, IPC, Merger Sub, and Gregory J. Duman, as the Securityholders’ Agent, a copy of which is attached as Annex A to this joint proxy statement/prospectus.

	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. Approval of Possible Adjournment of the IPC Special Meeting. Proposal to approve the adjournment of the IPC special meeting of stockholders, if necessary, to solicit additional proxies if there are not sufficient votes to approve proposal 1 at the time of the IPC special meeting.	☐	☐	☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING
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To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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Signature of Stockholder	Date	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

INTERNET PATENTS CORPORATION

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Hussein A. Enan and Steven J. Yasuda with full power of substitution to represent the undersigned and to vote all of the shares of stock in Internet Patents Corporation, a Delaware corporation ("IPC"), which the undersigned is entitled to vote at the Special Meeting of Stockholders of IPC to be held at the corporate headquarters of IPC located at 101 Parkshore Dr., Suite #100, Folsom, CA 95630 on [       ], 2015 at [ ] local time, and at any adjournment or postponement thereof (1) as hereinafter specified under the proposals listed on the reverse side and as more particularly described in the Joint Proxy Statement/Prospectus of IPC dated [ ], 2015 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 and 2.

(Continued and to be signed on the reverse side)